Exhibit 10.3

WAIVER AGREEMENT

by and among

RENRE NORTH AMERICA HOLDINGS INC.,

RENAISSANCERE HOLDINGS LTD.,

and

DEUTSCHE BANK TRUST COMPANY AMERICAS,

as Trustee

Dated as of January 21, 2011

$250,000,000

RenRe North America Holdings Inc.

5.75% Senior Notes due 2020

WAIVER AGREEMENT

This Waiver Agreement, dated as of January 21, 2011 (this “Agreement”), by and among RENRE NORTH AMERICA HOLDINGS INC., a corporation duly organized and existing under the laws of the State of Delaware (the “Company”), RENAISSANCERE HOLDINGS LTD., a company duly organized and existing under the laws of Bermuda (the “Guarantor”), and DEUTSCHE BANK TRUST COMPANY AMERICAS, a New York banking corporation, not in its individual capacity but solely as trustee under the Indenture (as defined below) (the “Trustee”), is effective upon the execution hereof by the parties hereto.

RECITALS

WHEREAS, the Company has heretofore executed and delivered to the Trustee an Indenture, dated as of March 17, 2010, by and among the Company, the Guarantor and the Trustee (the “Base Indenture”) and a First Supplemental Indenture, dated as of March 17, 2010, by and among the Company, the Guarantor and the Trustee (the “First Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), pursuant to which the Company’s 5.75% Senior Notes Due 2020 (the “Notes”) were issued;

WHEREAS, in connection with the execution and delivery of the Indenture, the parties hereto delivered that certain Senior Debt Securities Guarantee Agreement, dated as of March 17, 2010, pursuant to which the Guarantor fully and unconditionally guaranteed the Company’s obligations under the Notes and the Indenture (the “Guarantee”);

WHEREAS, pursuant to that certain Stock Purchase Agreement, dated as of November 18, 2010 (as amended, supplemented or otherwise modified from time to time, the “SPA”), by and between the Company and QBE Holdings, Inc. (the “Purchaser”), the Company has agreed to sell, and the Purchaser has agreed to purchase, all of the issued and outstanding shares of capital stock of certain direct and indirect wholly owned subsidiaries of the Company (the “Stock Sale”);

WHEREAS, in the absence of a waiver, the consummation of the Stock Sale pursuant to the SPA would cause the Company to violate the covenant contained in Section 8.1 of the Indenture (the “Sales Covenant”) insofar as the Stock Sale would constitute a sale of the Company’s assets substantially as an entirety and the Purchaser under the Stock Purchase Agreement will not be assuming the Company’s obligations under the Notes and the Indenture;

WHEREAS, the consent of the holders of at least a majority in principal amount of the Notes then outstanding (the “Requisite Consents”) is required to waive compliance by the Company with the Sales Covenant;

WHEREAS, the Company has determined that it is in its best interests to consummate the Stock Sale and, accordingly, has solicited (the “Consent Solicitation”) the consent of the holders of the Notes (the “Holders”) to a waiver of compliance by the Company with the Sales Covenant as it relates to the Stock Sale (the “Waiver”);

WHEREAS, in connection with the Consent Solicitation, the Requisite Consents have been obtained and thus the Waiver has been approved by the Holders; and

WHEREAS, the parties hereto desire to enter into this Agreement in order to memorialize the Waiver in accordance with the terms of the Indenture.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, each of the parties hereto hereby mutually covenant and agree as follows:

ARTICLE I.

LIMITED WAIVER IN RESPECT OF THE INDENTURE

Section 1.1. Waiver. In accordance with the applicable terms of the Indenture, the Holders have permanently and irrevocably waived compliance by the Company with the provisions of Section 8.1 of the Indenture to the extent that such provisions apply to the Stock Sale pursuant to the SPA, it being understood that notwithstanding anything set forth in Section 8.1 of the Indenture to the contrary, the consummation by the Company of the Stock Sale pursuant to the SPA shall be permitted and the requirements set forth in said Section shall be inapplicable to the Stock Sale.

Section 1.2. Indenture and Guarantee Remain in Full Force and Effect. Except to the extent waived hereby, all provisions in the Indenture shall remain in full force and effect. In addition, nothing in this Agreement shall in any way waive or otherwise modify any provision contained in the Guarantee, which such Guarantee shall remain in full force and effect.

ARTICLE II.

MISCELLANEOUS PROVISIONS

Section 2.1. Counterparts. This Agreement may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

Section 2.2. Severability. In case any provision in this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 2.3. Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of each of the parties hereto.

Section 2.4. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and performed in said State.

Section 2.5. Headings. The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, each of the Company and the Guarantor has executed this Agreement by the signature of its authorized officers, and the Trustee has caused this Agreement to be executed in its corporate name by its authorized officers, each as of the date above written.

RENRE NORTH AMERICA HOLDINGS INC.

By:	/s/ Jeffrey D. Kelly	Witnessed by:
Name: Jeffrey D. Kelly
	Title: Chief Executive Officer	/s/ Kerri Rance
Name: Kerri Rance
Title: Notary Public

RENAISSANCERE HOLDINGS LTD.

By:	/s/ Mark A. Wilcox	Witnessed by:
Name: Mark A. Wilcox
	Title: Senior Vice President and Chief Accounting Officer	/s/ Kerri Rance
Name: Kerri Rance
Title: Notary Public

DEUTSCHE BANK TRUST COMPANY AMERICAS, not in its individual capacity but solely as Trustee

By:	/s/ Wanda Camacho
Name: Wanda Camacho
Title: Vice President

By:	/s/ Carol Ng
Name: Carol Ng
Title: Vice President

[Signature Page to Waiver Agreement]